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 [LOGO]                                         One International Place
                                                Boston, Massachusetts 02110-9801
                                                617/439-9700 Fax 617/439-0476

                                                1441 Main Street
                                                Springfield, Massachusetts 01103
                                                413/747-9042 Fax 413/733-1990

                                                http://www.wolfandco.com

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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Number 333-1176 (dated February 7, 1996 on Form S-3), Registration Statement Number 333-1178 (dated February 8, 1996 on Form S-8), Registration Statement Number 333-3004 (dated March 29, 1996 on Form S-8) and Registration Statement Number 333-17439 (dated December 6, 1996 on Form S-8) of People's Bancshares, Inc. of our report dated January 23, 1998 on the financial statements of People's Bancshares, Inc., appearing in the Annual Report on Form 10-K of People's Bancshares, Inc. for the year ended December 31, 1997.








Wolf & Company, P.C.
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Wolf & Company, P.C.


Boston, Massachusetts
March 30, 1998









      Member of Associated Regional Accounting Firms and TGI International